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                             AMES DEPARTMENT STORES, INC.        Exhibit 20 - B
                              FEBRUARY RESULTS VS. PLAN             Page 1 of 2
                                   MANAGEMENT FORMAT
                                      (Unaudited)
                                     (In Millions)
                                                     Feb and Year-to-Date 1995
                                                                           Last
                                                       Actual Plan (a)   Yr (b)
INCOME SUMMARY:
Net Sales                                              $125.3   $125.0   $121.5

FIFO  Margin     $                                       29.4     31.6     30.3
      Margin     $                                      23.5%    25.3%    24.9%

Total Expenses                                          (40.1)   (41.6)   (41.8)

Other Income/Property Gains                               1.8      1.7      2.9
                                                     ---------------------------
EBITDA                                                   (8.9)    (8.3)    (8.6)

Depreciation and Amort (net)                             (0.1)    (0.1)     0.2
Net Interest Expense                                     (1.4)    (1.6)    (1.8)
Other Expense, Incl LIFO                                 (0.1)       -     (0.3)
Non-Cash Inc. Tax Exp. (Ben.)                             3.2      3.0        -

                                                     ---------------------------
Net Income (Loss)                                       ($7.3)   ($7.0)  ($10.5)
                                                     ===========================


                                                      Balance at end of Period
                                                                         Last
                                                      Actual  Plan (a)   Yr (b)
                                                     ---------------------------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $22.0    $22.7    $78.1
Merchandise Inventories, LIFO                           461.5    478.8    467.6
Other Current Assets                                     32.7     30.9     28.4
                                                     ---------------------------
      Total Current Assets                              516.2    532.4    574.1
Net Fixed Assets                                         41.3     41.7     21.4
Long Term Assets                                          5.6      5.8      1.9
                                                     ---------------------------
      Total Assets                                     $563.1   $579.9   $597.4
                                                     ===========================

Trade Accounts Payable                                 $146.1   $118.4   $105.0
Short-Term Debt (Revolver)                               31.5     75.0     33.5
Other Current Liabilities                               163.1    157.3    232.1
                                                     ---------------------------
      Total Current Liabilities                         340.7    350.7    370.6
Long-Term Debt                                           30.0     39.2     44.9
Other Long-Term Liabilities                              43.9     42.4     52.8

Unfavorable Lease Liability                              22.7     22.7     24.9
Fresh-start Excess Net Assets (Negative Goodwill)        48.2     48.2     54.3

Paid-In-Capital                                          81.0     80.3     73.5
Retained Earnings (Deficit)                              (3.4)    (3.6)   (23.6)
                                                     ---------------------------
      Total Stockholders' Equity                         77.6     76.7     49.9
                                                     ---------------------------
      Total Liabilities & Equity                       $563.1   $579.9   $597.4
                                                     ===========================

  (a) As reported on Form 8-K dated February 16, 1995.
  (b) Certain reclassifications have been made to the fiscal 1994 account balances to conform to the current year presentation.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items, depreciation and amortization and other non-cash charges.

                                    Page 8 of 9
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